Ask Joe


             "You want to know ask Joe."

                  November 26, 2008



It has been quite awhile since my last Ask Joe column, and of course the world economy has changed dramatically since then. Household names that seemed invulnerable are no longer in business. Someone recently commented to me that if you asked one thousand people in November 2007 whether it was more likely that Lehman Brothers or Research Frontiers would be in business a year later, all one thousand people would have been wrong. Market valuations are down dramatically, and this is so widespread that recently the Nasdaq suspended two of its listing requirements regarding minimum stock price and minimum market valuation across the board.

In the 1970s, the US economy was rocked by an oil crisis, a prime rate of around 21%, and high and spiraling inflation. The economy recovered. In the early 1980s, the US went through a deep recession. At the time, I was working at the Federal Reserve Bank of New York as a country desk economist and I saw the economic turmoil, and the responses of various world governments and central banks to help remedy the situation.
Paul Volcker was Fed Chairman at the time and the world economy once again recovered and then thrived. Since I entered the business world and joined Research Frontiers in 1992, there have similarly been a series of strong and weak economic periods, and turmoil in the global financial and stock markets. Not only has Research Frontiers survived during these difficult periods, in many ways it has also thrived as an innovative company with a leadership position and strong intellectual property portfolio in the emerging smart glass industry. We have successfully licensed world-class chemical companies and virtually all of the world's major glass companies to use SPD technology. Several of the world's largest automotive and aircraft manufacturers have ongoing development, testing and production programs to introduce automobiles and aircraft incorporating the world's best performing SPD-Smart windows and other products. Homes and commercial buildings are now beginning to use next-generation SPD-Smart windows, and more recently, some yachts have been produced incorporating SPD-Smart glass to control light, heat and glare on the water. Together with our licensees, we have developed a new and growing industry around SPD-Smart light-control technology, created a supply infrastructure with global reach, and developed potentially large markets for SPD-Smart products in the automotive, aircraft, marine and architectural industries.

Although our SPD light-control technology contains highly efficient crystals, I do not have a crystal ball. I cannot advise people how or where they should invest their hard-earned money. However, I would like to share some personal observations about the state of Research Frontiers and our business, and that of our licensees and their customers.

First, I would like to start with the fundamentals. At our current rate of expenditures, Research Frontiers has enough cash reserves to last it until some time during the second quarter of 2010, not counting any royalty income from product sales between now and then. As of September 30, 2008, we had over $5.4 million in cash, cash equivalents, and US Treasury
Securities, and we have been debt-free since 1986. In other words, we are in good financial shape and have very predicable and modest capital needs.

In our most recent quarterly report, and largely because of a one-time payment by one of our former licensees for past royalties, we reported the first profit in the Company's history. Even if this one-time payment is excluded, fee income in the most recently reported third quarter was higher than fee income for the previous quarter. Also, as noted in our Annual Report and elsewhere, this year we and our licensees solved some technical issues that were previously hindering product sales by substantially improving the adhesive strength of the SPD light-control film. As with most adjustments in a technology, it took several months for these improvements to make their way from the lab to the production line. However, orders are now being filled and production capacity is not only ramping up again, but substantial additional production capacity is scheduled to come online as well. This increasing level of business activity is not isolated to one licensee, but is occurring at several key licensees at the same time. Similarly, at the customer level, in various industries including the very important (because of their size and predictability) automotive and aircraft industries, SPD-related economic activity in each industry is being driven by multiple important customers.

Recently, I returned from an extended trip to Europe, Japan and North America. I covered almost 20,000 miles in those ten days and visited licensees, met with major customers of our licensees, and attended several trade shows. Part of the purpose of this trip was the usual customer service to make sure that our licensees and their major customers were getting the support that they need from Research Frontiers' technical and marketing departments so that they could accomplish their goals as quickly as possible as they build substantial businesses around SPD technology. Another purpose was for me to see first-hand how the current world economic situation has impacted our licensees and their major customers. I am pleased to report that our key licensees around the world remain active and are growing their respective SPD businesses even in these uncertain economic times. Of course, over the past several months especially, every company and industry has had to face unprecedented challenges. Unit volumes in the automotive industry have fallen dramatically, for example, and governments around the world have begun programs to stabilize financial markets and restore consumer and business confidence. However, despite the slowdown in the general markets, business activity continues, and remains relatively strong in the markets for premium and ultra-premium products. Fortunately for Research Frontiers and our licensees, these premium markets are the initial markets that we are penetrating with SPD-Smart products: premium automobiles, aircraft, mega-yachts and high-end architectural projects.

It is normal to look at unprecedented volatility and uncertainty in the financial markets and worry about the future. Likewise, it is hard to see our company's stock price at such low levels, especially if you are a shareholder like me. Because of the deafening noise of the daily events in the stock market lately, it sometimes is easy to miss the clearly positive signs about the future of the SPD industry, and the investment that our shareholders have in it. There are many reasons that people have invested in Research Frontiers. Some are attracted because of the unprecedented benefits that SPD light-control technology offers to various diverse industries that aspire toward creating a more environmentally friendly world. Some are attracted by the potentially large and growing markets that are developing in the aircraft, automotive, marine and architectural glass industries. If one has an appropriate time horizon for success in each of those industries, then it is worth taking a close look at SmartGlass.com to see the activities and progress that Research Frontiers and its licensees have made this past year, and even over the past two months, to build their SPD-related businesses.

While the path ahead is not always clear, we have planned ahead and are in strong financial shape to successfully travel down the road in front of us. Helping us are powerful and active licensees with growing resources being deployed in their SPD businesses. And motivating these licensees are important and innovative projects and major customers that see the benefit of incorporating SPD-Smart functionality into their products.

I thank all of our loyal and hard-working licensees and their customers, and our shareholders, for their patience and support, and wish all of you good health, good fortune, and a very happy holiday season.

Joe Harary


If you have a suggestion for a future Ask Joe column, please email it to me at: AskJoe@SmartGlass.com. If you are an architect, designer, or builder, or a member of the glass, plastic, automotive, aerospace, or marine industry, you probably have read about us or attended one of the trade shows or conferences around the world where we or our licensees have exhibited
SPD-Smart products. I am also pleased to say that many of you, as well as homeowners and other consumers, have made our interactive web site, SmartGlass.com, the first place to look if you are interested in SPD-Smart windows and other products, or if you are trying to keep on top of the most recent developments with Research Frontiers' state-of-the-art SPD-Smart light-control technology.